Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, contact:
Rob Anderson (615) 732-6470 randerson@capstarbank.com

Jeff Cunningham (423) 649-1445
jeffc@athensfederal.com

CapStar Financial Holdings, Inc. and Athens Bancshares Corporation Agree to Merge

CapStar Initiates Regular Quarterly Dividend

NASHVILLE and ATHENS, Tenn. (June 11, 2018) — CapStar Financial Holdings, Inc. (“CapStar”) (NASDAQ: CTSR), a bank holding company that operates primarily through its wholly owned subsidiary, CapStar Bank, and Athens Bancshares Corporation (“Athens”) (OTCQX: AFCB), the bank holding company for Athens Federal Community Bank, National Association (“Athens Federal”), today announced that they have entered into a definitive agreement for Athens to merge with and into CapStar and for Athens Federal to merge with and into CapStar Bank. The transaction has been unanimously approved by the boards of directors of CapStar and Athens.

In the merger, Athens shareholders will receive 2.864 shares of CapStar common stock for each share of Athens common stock. The all-stock transaction is valued at approximately $113.5 million, or $57.54 per share of Athens common stock, based on the closing price of CapStar common stock on June 11, 2018.

Also, in view of CapStar’s strong financial performance and the anticipated performance of the combined company, on June 11, 2018, board of directors of CapStar approved the initiation of regular quarterly cash dividends to its shareholders. A quarterly dividend of $0.04 per share will be paid on or about August 15, 2018 to all shareholders of record of CapStar’s common stock and preferred stock as of the close of business on July 31, 2018.

Headquartered in Athens, Tennessee, Athens Federal is a storied community bank with more than 80 years of history serving individuals, families and businesses through its 10 banking offices located in Southeast Tennessee. As of March 31, 2018, Athens had approximately $482.3 million in total assets, $422.2 million in deposits and $334.5 million in gross loans.

“We have a deep respect for Athens, its valuable customers and its dedicated employees. Both of our organizations are built around customer-centric strategies and we understand the importance of delivering increasing value to customers, colleagues, communities and shareholders,” said CapStar President and Chief Executive Officer Claire W. Tucker. “This merger is consistent with our mission of building a high performing bank in Tennessee. We believe this transaction will offer customers and employees of both banks even greater strength and resources while maintaining our commitments to the communities in which we serve.”

“This partnership will greatly benefit our customers and our communities. We expect the shareholders of Athens will benefit from the combined companies’ strong financial performance and growth opportunities going forward,” said Athens President and Chief Executive Officer Jeffrey L. Cunningham. “This is a great partnership – two companies with the same shared values and goals. We are excited.”

“We are proud of what we have accomplished at Athens Federal and we look forward to working with our friends at CapStar for the benefit of all our stakeholders and communities,” said Athens Chairman Larry D. Wallace.

Mr. Cunningham will continue to provide valuable service to the combined company in a senior executive role, as the Executive Vice President of Community Banking Strategy. Michael Hutsell, Athens’s Chief Operating Officer and Chief Financial Officer, and Jay Leggett, Athens’s Cleveland City President, will also continue with CapStar in senior roles, bringing to bear their considerable experience and expertise in serving Athens’ communities.

Upon completion of the merger, two members of the Athens board will join the boards of directors of CapStar and CapStar Bank.

CapStar and Athens play an active role in supporting their communities and will continue this commitment in the markets the combined companies will serve. As a sign of this commitment CapStar has agreed to contribute $1.5 million to the Athens Federal Foundation over the next four years.

Completion of the transaction is subject to customary closing conditions, including the receipt of required shareholder and regulatory approvals. The transaction is expected to close during the fourth quarter of 2018.

Advisors

Keefe, Bruyette & Woods, Inc. and Sandler O’Neill & Partners, L.P. served as financial advisors, and Wachtell, Lipton, Rosen, & Katz served as legal advisor, to CapStar in this transaction. Banks Street Partners, LLC served as financial advisor, and Luse Gorman, PC served as legal advisor, to Athens in this transaction.

Conference Call

CapStar will also host a conference call and webcast at 8 a.m. Central Time on June 12, 2018 to discuss the transaction and related matters. Members of the public who would like to listen to the conference call should dial (844) 412-1002. The Conference ID number is 2069445.

A live webcast will be available on CapStar’s website at www.ir.capstarbank.com. An archived version of the webcast will be available in the same location after the live call has ended.

About CapStar

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee, and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank.

About Athens

Athens Bancshares Corporation is the parent holding company of Athens Federal Community Bank, National Association, a FDIC-insured national bank organized in 1934. Athens Federal is headquartered in Athens, Tennessee, and provides financial services to individuals, families and businesses through its 10 offices located in Southeast Tennessee.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: management plans relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction; the ability to obtain the required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans relating to the proposed transaction; any statements of expectation or belief; projections related to certain financial metrics or other benefits of the transaction; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek,” “plan,” “will,” “would,” “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond CapStar’s and Athens’ control. Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that CapStar and Athens anticipated in the forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in CapStar’s Annual Report on Form 10-K for the year ended December 31, 2017 and those disclosed in CapStar’s other periodic reports filed with the Securities and Exchange Commission (the “SEC”), as well as the possibility that expected benefits of the proposed transaction may not materialize in the time frame expected or at all, or may be more costly to achieve; the proposed transaction may not be timely completed, if at all; that prior to the completion of the proposed transaction or thereafter, CapStar’s and Athens’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies related to the proposed transaction; that required regulatory, shareholder or other approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ shareholders, customers, employees or other constituents to the proposed transaction; and diversion of management time on merger-related matters. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the registration statement on Form S-4 will be, considered representative, no such lists should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. For any forward-looking statements made in this press release or in any documents, CapStar and Athens claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements speak only as of the date they are made. Neither CapStar nor Athens undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Important Additional Information and Where to Find It

In connection with the proposed merger, CapStar will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of CapStar and Athens and a prospectus of CapStar, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF CAPSTAR AND ATHENS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When filed, this document and other documents relating to the merger filed by CapStar with the SEC can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing CapStar’s website at https://ir.capstarbank.com/ under the tab “Financials & Filings.” Alternatively, these documents, when available, can be obtained free of charge from CapStar upon written request to CapStar Financials Holding, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations or by calling (615) 732-6455.

Participants in the Solicitation

CapStar, Athens, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CapStar’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 19, 2018, and certain of its Current Reports on Form 8-K. Information about the directors and executive officers of Athens will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

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